Exhibit 10.1.3
AMENDMENT NO. 2 TO SECOND AMENDED, RESTATED
AND CONSOLIDATED CREDIT AGREEMENT
AMENDMENT NO. 2 TO SECOND AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT (this “Amendment”), dated as of November 3, 2020, relating to the Second Amended, Restated and Consolidated Credit Agreement, dated as of September 27, 2017 (the “Original Credit Agreement”), as amended by that certain Amendment No. 1 to Second Amended, Restated and Consolidated Credit Agreement, dated as of June 29, 2020 (the “First Amendment”, and together with the Original Credit Agreement, as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among EPR PROPERTIES, a Maryland real estate investment trust (the “Borrower”), KEYBANK NATIONAL ASSOCIATION, as administrative agent (the “Agent”), JPMORGAN CHASE BANK, N.A., RBC CAPITAL MARKETS, CITIBANK, N.A., BANK OF AMERICA, N.A., and BARCLAYS BANK PLC, as co-syndication agents, each of KEYBANC CAPITAL MARKETS, LLC, JPMORGAN CHASE BANK, N.A., RBC CAPITAL MARKETS, BOFA SECURITIES, INC., BARCLAYS BANK PLC, and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint book runners, CITIZENS BANK, NATIONAL ASSOCIATION, TRUIST BANK (F/K/A SUNTRUST BANK), and BANK OF THE WEST, as Documentation Agents, and the LENDERS from time to time party thereto (collectively, the “Lenders”).
RECITALS
WHEREAS, in connection with the COVID-19 outbreak, the Borrower has requested, and the Agent and the Lenders party hereto have agreed, to modify certain provisions of the Original Credit Agreement pursuant to the First Amendment; and
WHEREAS, in connection with the continuation of the COVID-19 outbreak, the Borrower has requested, and the Agent and the Lenders party hereto have agreed, to further modify certain provisions of the Existing Credit Agreement; and
WHEREAS, pursuant to Section 12.6(b) of the Existing Credit Agreement, the Borrower, the Agent and the Lenders agree to amend the Existing Credit Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Existing Credit Agreement. The rules of interpretation set forth in Section 1.2(c) of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Amendment becomes effective, refer to the Existing Credit Agreement as amended hereby. For clarity, unless otherwise expressly limited to the Covenant Relief Period (as defined below), each amendment set forth herein shall apply for the entire term of the Facilities.
SECTION 2.Amendments to the Credit Agreement. The Existing Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as defined below), hereby amended as follows (the Existing Credit Agreement, as so amended, the “Second Amended Credit Agreement”):

(a)Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions, in each case in appropriate alphabetical order, as follows:
““Amendment No. 2 Effective Date” means November 3, 2020.”
““Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.9.”
““Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.9.”
““Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.”
““Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.”
““Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect USD LIBOR (i.e. if at any time during the Covenant Relief Period, USD LIBOR or the Benchmark Replacement as so determined shall be less than fifty basis points (0.50%) per annum, such rate shall be deemed to be fifty basis points (0.50%) per annum for purposes of this Agreement).”
““Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.”
““ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.”
““Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Agent in its reasonable discretion.”
““Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, including without limitation the Alternative Reference Rates Committee.”
““SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).”
““SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.”
““USD LIBOR” means the London interbank offered rate for U.S. dollars.”
(b)Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the defined terms listed below with the definitions set forth herein:
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.”
““Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.”
““Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).”
““Benchmark Replacement Date”” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or
(3)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early

Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).”
““Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Relevant Governmental Body announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).”
““Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.9 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.9.”

““Covenant Relief Period” means the period of time beginning on the Amendment No. 1 Effective Date and ending, provided no Default or Event of Default shall then be in existence, on the earlier of (i) December 31, 2021 and (ii) the date on which the Borrower delivers a written notice to the Agent electing to terminate the Covenant Relief Period, together with a Compliance Certificate evidencing, to the Agent’s reasonable satisfaction, that the Borrower would have been in compliance with the financial covenants contained in Section 9.1, at the end of the most recently ended fiscal quarter, even if the Covenant Relief Period had not been in effect for such fiscal quarter.”
“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:
(1)    (i) a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto or (ii) a notification by the Required Lenders to the Agent (with a copy to the Borrower) that the Required Lenders have determined that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Agent and the Borrower or (ii) the election by the Required Lenders to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders or by the Required Lenders of written notice of such election to the Agent.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto including without limitation the Alternative Reference Rates Committee.
“Secured Indebtedness” means Indebtedness secured, via a pledge or otherwise, by a Lien (except as otherwise provided in the definition of Unsecured Indebtedness).
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
(c)The definition of “Net Cash Proceeds” in Section 1.1 is hereby amended by deleting the reference contained therein to “$100,000,000.00” and replacing same with “$150,000,000.00”.
(d)Section 2.6(b)(v)(c) of the Credit Agreement is hereby amended by deleting the reference contained therein to “$100,000,000.00” and replacing same with “$150,000,000.00”.
(e)Section 4.9 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 4.9    Effect of Benchmark Transition Event. The following provisions shall apply to LIBOR Loans bearing interest at a rate based on USD LIBOR.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in each instance notwithstanding the requirements of Section 12.6 or anything else contained herein or in any other Loan Document, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.9 including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.9 and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually be each party hereto.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark or a Relevant Governmental Body has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing, conversion to or continuation of a Loan of a particular Type to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to (x) Base Rate Loans in the case of LIBOR Loans or (y) Alternative Rate Loans in the case of Alternative Currency Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.”
(f)In Section 7.15(b) of the Existing Credit Agreement, the phrase "a legal opinion regarding such Subsidiary or Unencumbered Property Owner Subsidiaries (as applicable)" is deleted and is replaced by the phrase "a legal opinion regarding such Subsidiary or Unencumbered Property Owner Subsidiaries (as applicable), unless any such Subsidiaries are not organized under the laws of the United States, any State thereof or the District of Columbia".
(g)Section 9.1(a) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(a)    Minimum Liquidity. During the Covenant Relief Period, calculated on a Consolidated basis with respect to the Borrower, the sum of (i) unrestricted cash and Cash Equivalents held by the Borrower and its Subsidiaries (with the Borrower directly or through the applicable Subsidiary having full access thereto), and (ii) undrawn availability under this Agreement (to the extent available to be drawn at the date of determination in accordance with this Agreement), shall be greater than or equal to $500,000,000.00.”
(h)Section 9.1(i) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(i) Notwithstanding the foregoing, during the Covenant Relief Period, Borrower shall have no obligation to satisfy any of the covenants set forth in Section 9.1(b) (Total Debt to Total Asset Value), Section 9.1(f) (Maximum Unsecured Debt to Unencumbered Asset Value), Section 9.1(g) (Minimum Unsecured Interest Coverage Ratio) or Section 9.1(h) (Minimum Fixed Charge Coverage Ratio), and

no payment will be required under Section 2.6(b)(i)(B) as result of the Borrower’s non-compliance with Section 9.1(f) or Section 9.1(g), provided Borrower shall continue to deliver to the Agent duly completed Compliance Certificates, for informational purposes only, as and when required under Section 8.1(c) certifying as to the Borrower’s calculations of the financial tests set forth in this Section 9.1, notwithstanding that covenants referenced in this Section 9.1(i) are not required to be satisfied during the Covenant Relief Period. Immediately following the expiration of the Covenant Relief Period, each financial covenant contained in this Section 9.1 shall be in full force and effect, in each case, without giving effect to the terms of this clause (i).”
(i)Section 9.12(a) and (c) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:
    “(a)     The Borrower shall not, and shall not permit any Subsidiary to, (A) make any Investments pursuant to Sections 9.4(m) or (p), or (B) make any Investments described under Section 9.4(n) in any new Subsidiary to facilitate any Investment under Sections 9.4(m) or (p), and (ii) the Borrower shall not incur any Indebtedness under Section 9.3(b) which constitutes a guaranty (other than a “bad boy” guaranty permitted under clause (d) of Section 9.3 (b)) incurred in connection with any Indebtedness of a Subsidiary, except for any such Investments and/or Indebtedness under the foregoing clauses (i) and (ii), respectively, which (A) in the aggregate, does not exceed $175,000,000.00 during the period commencing on October 1, 2020 and ending on December 31, 2021, or (B) constitute non cash acquisitions made in exchange for forgiveness of deferred rent or payments under EPR Senior Property Loans;
(c)    the Borrower shall not, and shall not permit any Subsidiary to, make any capital expenditures with respect to any Real Estate except for: (i) discretionary capital expenditures which do not to exceed (x) $175,000,000.00 in the aggregate during the period commencing on October 1, 2020 and ending on December 31, 2021 and (ii) capital expenditures incurred in connection with any emergency repairs posing an imminent threat to life safety or property damage;”

(j)Article XII of the Existing Credit Agreement is hereby modified by inserting a new Section 12.22 at the end thereof as follows:
12.22 LIBOR Notification. The interest rate on LIBOR Loans is determined by reference to the LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 4.9 of this Agreement, such Section 4.9 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 4.9, in advance of any change to the reference rate upon which the interest rate on LIBOR Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 4.9, will be similar to, or produce the same value or economic equivalence of, the LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.”
(k)The Administrative Agent, the Lenders and the Borrower hereby confirm that effective as of August 20, 2020, Category 2 pricing was in effect under clauses (a) and (b) of the definition of Applicable Margin.
SECTION 3.Conditions Precedent. This Agreement shall become effective as of the first date (the “Amendment No. 2 Effective Date”) when each of the following conditions shall have been satisfied or waived in writing by the Agent:
(a)Representations and Warranties. The representations and warranties of the Borrower contained in Article VI of the Existing Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Agreement, the representations and warranties contained Section 6.1(k) of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to such Section.
(b)No Default. Neither a Default nor Event of Default shall exist, or would result from, the effectiveness of this Agreement.
(c)This Agreement. The Agent shall have received executed counterparts hereof that, when taken together, bear the signatures of the Borrower, the Required Lenders, and the Agent.
(d)Officer’s Certificates The Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Amendment No. 2 Effective Date, in form and substance satisfactory to the Agent, stating that (A) the conditions precedent specified herein with respect to the Borrower have been satisfied, (B) no Default or Event of Default exists, (C) attaching copies of the organization documents of the Borrower, (D) all material governmental, shareholder and third party consents and approvals, if any, with respect to this Agreement and any other instruments or documents executed and delivered in connection with this Agreement and the transactions contemplated thereby have been obtained (and attaching copies thereof), and (E) that no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower or any transaction contemplated by the Loan Documents executed and delivered in connection with this Agreement, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect.
(e)Opinions. The Agent shall have received an opinion of legal counsel to the Borrower, in form and content satisfactory to the Agent to the effect that: (i) the Borrower is validly existing and in good standing in its state of formation and has all requisite power and authority to enter into this

Agreement; (ii) this Agreement has been duly authorized, executed and delivered by the Borrower; (iii) the transactions described in this Agreement will not constitute a default or breach under the terms of any material agreement or instrument listed by Borrower as an exhibit to its quarterly report on Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter ended June 30, 2020; and (iv) such other matters, incident to the transactions contemplated hereby, as the Agent may reasonably request.
(f)Fees and Expenses. The Borrower shall have paid all fees required in connection with the closing of the Existing Credit Agreement and this Amendment and all costs and expenses (including attorneys’ costs and fees) incurred by the Agent in documenting or implementing same.
(g)Closing Fee. The Borrower shall have paid to each Lender executing this Amendment as of the Amendment No. 2 Effective Date a closing fee in an amount equal to such Lender’s aggregate Commitment multiplied by fifteen basis points (0.15%).
(h)Other Deliverables. The Borrower shall have provided to the Agent, and the Agent shall have approved, all other materials, documents and submissions requested by the Agent in connection with the transactions contemplated by this Agreement.
SECTION 4.Litigation; Jurisdiction; Other Matters; Waivers.
(a)GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
(b)WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AMENDMENT OR THE EXISTING CREDIT AGREEMENT (AS AMENDED HEREBY), THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.
(c)SUBMISSION TO JURISDICTION; WAIVER OF VENUE. EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AMENDMENT, THE EXISTING CREDIT AGREEMENT (AS AMENDED HEREBY), THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN

ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
SECTION 5.Credit Agreement Governs; Ratification. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver or novation of or otherwise affect the rights and remedies of any Lender or the Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.
SECTION 6.Counterparts. This Agreement, which constitutes a Loan Document, may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 7.Severability. If any provision or obligation under this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.
“BORROWER”

EPR PROPERTIES

By:    /s/ Mark A. Peterson
    Name:    Mark A. Peterson
    Title:    Executive Vice President

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“AGENT AND LENDERS”

KEYBANK NATIONAL ASSOCIATION,
in its capacity as Lender and as Agent

By:    /s/ Darin Mainquist
Name:    Darin Mainquist
Title:    Vice President

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JPMORGAN CHASE BANK, N.A.,
in its capacity as Lender

By:    /s/ Cody A. Canafax
Name:    Cody A. Canafax
Title:    Vice President

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ROYAL BANK OF CANADA,
in its capacity as Lender

By:    /s/ Brian Gross
Name:    Brian Gross
Title:    Authorized Signatory

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BANK OF AMERICA, N.A.,
in its capacity as Lender

By:    /s/ Kyle Pearson
Name:    Kyle Pearson
Title:    Vice President

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CITIBANK, N.A.,
in its capacity as Lender

By:    /s/ Christopher J. Albano
Name:    Christopher J. Albano
Title:    Authorized Signatory

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BARCLAYS BANK PLC,
in its capacity as Lender

By:    /s/ Craig Malloy
Name:    Craig Malloy
Title:    Director

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UMB Bank N.A.,
in its capacity as Lender

By:    /s/ Robert P. Elbert
Name:    Robert P. Elbert
Title:    Senior Vice President

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BANK OF THE WEST, A CALIFORNIA BANKING CORPORATION,
in its capacity as Lender

By:    /s/ Dennis Londen
Name:    Dennis Londen
Title:    Vice President

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MEGA INTERNATIONAL COMMERCIAL BANK, CO., LTD.,
SILICON VALLEY BRANCH,
in its capacity as Lender

By:    /s/ Szu Yao Huang
Name:    Szu Yao Huang
Title:    VP & Manager

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Bank of Blue Valley,
in its capacity as Lender

By:    /s/ Douglas P. Gaumer
Name:    Douglas P. Gaumer
Title:    Head of Commercial Banking

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BOKF NA,
in its capacity as Lender

By:    /s/ Deborah Orozco
Name:    Deborah Orozco
Title:    SVP

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STIFEL BANK & TRUST,
in its capacity as Lender

By:    /s/ Joseph L. Sooter, Jr.
Name:    Joseph L. Sooter, Jr.
Title:    Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION,
in its capacity as Lender

By:    /s/ Michael A. Raarup
Name:    Michael A. Raarup
Title:    Senior Vice President

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CITIZENS BANK, NATIONAL ASSOCIATION,
in its capacity as Lender

By:    /s/ Frank Kaplan
Name:    Frank Kaplan
Title:    Vice President

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TRUIST BANK (F/K/A SUNTRUST BANK),
in its capacity as Lender

By:    /s/ Tesha Winslow
Name:    Tesha Winslow
Title:    Director

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RAYMOND JAMES BANK, N.A.,
in its capacity as Lender

By:    /s/ Gregory A. Hargrove
Name:    Gregory A. Hargrove
Title:    Vice President